EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Voyager Oil & Gas, Inc.
Billings, Montana

We hereby consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-166402 and 333-172210) of Voyager Oil & Gas, Inc. of our reports dated March 13, 2012, relating to the financial statements and the effectiveness of Voyager Oil & Gas, Inc.’s internal control over financial reporting which appears in this Form 10-K.

/s/ BDO USA, LLP
Houston, TX
March 13, 2012